UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2008

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

64 Knightsbridge, London England SW1X 7JF
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 44-207-590-9630

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 21, 2008, the Secretary of State of Nevada accepted for filing, a Certificate of Change with respect to a reverse stock split of our authorized and issued and outstanding shares of common stock on a one new for five old basis, as approved by our board of directors on April 3, 2008.

As a result, our authorized capital decreased from 450,000,000 shares of common stock to 90,000,000 shares of common stock and correspondingly our issued and outstanding capital will decrease from 74,841,228 shares of common stock to 14,968,246 shares of common stock.

Item 7.01 Regulation FD Disclosure

The Reverse Stock Split became effective with the Over-the-Counter Bulletin Board at the opening for trading on April 21, 2008 under the new stock symbol “FXPT” Our new CUSIP number is 351465 208.

Item 9.01 Financial Statements and Exhibits.

3.1	Certificate of Change filed with the Secretary of State of Nevada on April 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

/s/ Alex Craven
Alex Craven
Chief Financial Officer
April 21. 2008